Pollard-Kelley Auditing Services, Inc.……………………………………………………………

Auditing Services 3250 West Market St, Suite 307, Fairlawn, OH 44333 330-864-2265

September 22, 2006

To the Board of Directors

INverso Corp

We hereby consent to the incorporation of our opinion dated August 31, 2006, in the 10K SB of INverso Corp for the year ended June 30, 2006.

Very truly yours,

Pollard-Kelley Auditing Services, Inc.

Malcolm L Pollard

Vice-President